EXHIBIT 99.1

Signal Bay Reports New Record Revenues for November

EVIO Labs division delivers record cash flow growth

Bend, OR, December 8, 2016

Signal Bay, Inc. (OTCQB: SGBY) the market leader in cannabis quality control testing and laboratory services announced today that the company achieved record sales growth for the second month in a row. The November 2016 revenues exceeded the record setting cash flow announced last month by over 50%.

CEO William Waldrop stated, "In conjunction with the new Oregon regulatory environment and the fall cannabis harvest, we are continuing to see increased testing revenues for our EVIO Labs Division. For the month of November, the company set another record month generating over $345,000 in revenue.” These revenue numbers are preliminary and have not yet been audited or reported in accordance with GAAP standards.

Signal Bay operates state-of-the-art testing facilities and offers accredited testing methodologies that ensure the safety and potency of the nation's cannabis supply through its’ EVIO Labs division. As the legalization of medical and recreational marijuana sweeps across the country, demand for reliable, independent cannabis quality control testing facilities is increasing dramatically nationwide.

Mr. Waldrop added, “The Company is continuing to acquire equipment and expand our hub & spoke service offerings to meet the needs of the growing Oregon Market. The Oregon Liquor Control Commission (OLCC) distributed a letter last week stating they are working on over 900 pending applications for producers, processors and dispensaries. The Company is motivated by the recent rule changes impacting testing requirements in Oregon. The new Oregon Health Authority temporary testing rules allow for smaller cultivators and processors to now economically participate in the marketplace whereas two months ago, the cost of testing was a barrier to entry.

About Signal Bay, Inc.: Signal Bay, Inc. is an Oregon-based Life Sciences company. Through its three subsidiaries: EVIO Labs, Signal Bay Research and Signal Bay Services; the Company provides research, consulting services, and analytical testing services to the legal cannabis industry. The Company's EVIO Labs division operates state-of-the-art testing facilities and offers accredited testing methodologies performed by a qualified team of scientists to ensure the safety and quality of the nation's cannabis supply. Learn more at http://SignalBay.com or the company can be reached directly @ 1-888-544-EVIO.

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or https://signalbay.com/investors.

Investor Contact:

William Waldrop, CEO

william@signalbay.com

(541) 633-4568